                                                                    EXHIBIT 10.1
                            Norwest Bank Wisconsin,
                             National Association               Credit Agreement
================================================================================


THIS CREDIT AGREEMENT (the "Agreement") dated as of July 29, 1999 (the "Effective Date") is between Norwest Bank Wisconsin, National Association (the "Bank") and Planar Systems, Inc. (the "Borrower").

BACKGROUND

The Borrower has asked the Bank to provide a $10,000,000.00 line of credit to be used for general operating purposes. The Bank is agreeable to meeting the Borrower's request, provided that the Borrower agrees to the terms and conditions of this Agreement.

The Revolving Note, this Agreement, the Intercreditor Agreement described in Exhibit A, and any modifications, amendments or replacements thereto shall be referred to collectively as the "Documents."

In consideration of the above premises, the Bank and the Borrower agree as follows:

1.   LINE OF CREDIT

1.1 Line of Credit Amount. During the Line Availability Period defined below, the Bank agrees to provide a revolving line of credit (the "Line") to the Borrower. Outstanding amounts under the Line shall not, at any one time, exceed TEN MILLION AND 00/100 DOLLARS ($10,000,000.00).

1.2 Line Availability Period. The "Line Availability Period" shall mean the period of time from the Effective Date or the date on which all conditions precedent described in this Agreement have been met, whichever is later, to the Line Expiration Date of July 28, 2000.

1.3 The Revolving Note. The Borrower's obligation to repay advances under the Line shall be evidenced by a single promissory note (the "Revolving Note") dated as of the Effective Date, and in form and content acceptable to the Bank. Reference is made to the Revolving Note for interest rate and repayment terms.

2.   EXPENSES

     The Borrower agrees to reimburse the Bank for its reasonable expenses relating to the preparation of the Documents and any possible future amendments to the Documents, which reimbursement may include, but shall not be limited to, reimbursement of reasonable attorneys' fees, including the allocated costs of the Bank's in-house counsel. Despite such reimbursement the Borrower acknowledges that the Bank's counsel is engaged solely to represent the Bank and does not represent the Borrower.

3.   ADVANCES AND PAYMENTS

3.1 Requests for Advances. The Bank may make advances under the Line in response to any request made by telephone or in a writing delivered to the Bank (or transmitted via facsimile) by any person reasonably believed by the Bank to be authorized by the Borrower to do so. The Bank will not consider any such request following an event which is, or with notice or the lapse of time would be, an event of default under this Agreement. Proceeds shall be deposited into the Borrower's account at the Bank or disbursed in such other manner as the parties may agree.

3.2 Interest Rate Options. The Revolving Note shall bear interest at a floating rate equal to our "Base Rate", as defined in the Revolving Note (the "Base Rate Option"). The Borrower may also elect that all or part of the principal balance will accrue interest at a fixed rate for a fixed period of time, based upon a LIBOR Rate or Fed Funds Rate quoted by the Bank, plus a margin of 1.0% (the "Fixed Rate Option").

     The Borrower may request that the Bank lock in a fixed rate under the Fixed Rate Option by calling us for a quote between 8:30 a.m. and 2:00 p.m. Central Time on any Banking Day. The Borrower must specify a principal amount of at least $100,000.00 (the "Fixed Rate Amount") that the Fixed Rate Option will apply to, and a period of 30, 60, 90, or 180 days from the date of fixing or any other date to which we may agree that is no later than the Line Expiration Date (each period a "Fixed Rate Period"). The Borrower must orally accept a quote when received or it will be deemed rejected. If accepted, the Fixed Rate Option will remain in effect for the Fixed Rate Period specified in the quote. At the end of each Fixed Rate Period, the principal amount subject to the Fixed Rate Option shall bear interest at the Base Rate Option (as defined in the Revolving Note).

     The LIBOR Rate or Fed Funds Rate quoted by the Bank will be an annual rate equal to what the Bank in its discretion determines to be its cots of funds in approximately the same amount as the Fixed Rate Amount and which are deliverable on the first day of the Fixed Rate Interest Period requested for approximately the same number of days as the Fixed Rate Interest Period. Quotations are based on the cost of funds available to the Bank in international and domestic money markets, including but not limited to the rates offered for U.S. dollar deposits on the London interbank market and the domestic Fed Funds market.

3.3 Payments. All principal, interest and fees due under the Documents shall be paid by the direct debit of available funds deposited in the Borrower's account with the Bank. The Bank shall debit the account on the dates the payments become due. If a due date does not fall on a day on which the Bank is open for substantially all of its business (a "Banking Day", except as otherwise provided), the Bank shall debit the account on the next Banking Day, and interest shall continue to accrue during the extended period. If there are insufficient funds in the account on the day the Bank enters any debit authorized by this Agreement, the debit will be reversed and the payment shall be due immediately without necessity of demand by direct remittance of immediately available funds. For amounts bearing interest at the Fixed Rate Option (if any), a Banking Day is a day on which the Bank is open for business and on which dealings in U.S. dollar deposits are carried on in the London Interbank Market or the domestic Fed Funds market.

4.   CONDITIONS PRECEDENT.

     The Borrower must deliver to the Bank the documents described in Exhibit A, properly executed and in form and content acceptable to the Bank, prior to the Bank's initial advance or disbursement under this Agreement.

5.   REPRESENTATIONS AND WARRANTIES

     To induce the Bank to enter into this Agreement, the Borrower, to the best of its knowledge and upon due inquiry, makes the representations and warranties contained in Exhibit B. Each request for an advance or a disbursement under this Agreement following the Effective Date constitutes a reaffirmation of these representations and warranties.

6.   COVENANTS

6.1  Financial Information and Reporting.

     Except as otherwise stated in this Agreement, all financial information provided to the Bank shall be compiled using generally accepted accounting principles consistently applied.

     During the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to

(a)  Annual Financial Statements. Provide the Bank within 90 days of the
     ---------------------------
     Borrower's fiscal year end, the Borrower's annual financial statements. The statements must be audited with an unqualified opinion by a certified public accountant acceptable to the Bank, and must be accompanied by a certificate of such accountants stating that, in conducting their audit, they have no knowledge of any event of default under this Agreement, or any event which would, after the lapse of time or the giving of notice, or both, constitute an event of default under this Agreement or any of the other Documents, specifying the nature and duration of the default.

(b)  Interim Financial Statements. Provide the Bank within 30 days of each
     ----------------------------
     fiscal quarter end, the Borrower's interim financial statements for the interim period then ending. The statements must be current through the end of that period and must be certified as correct by an officer of the Borrower in form acceptable to the Bank. 10Q and 10K reports filed by the Borrower with the SEC and available at the company's web site shall satisfy the interim financial statement reporting requirement. The Bank reserves the right to request financial information directly from the Borrower.

(c)  Compliance Certificate. Provide the Bank concurrently with the interim
     ----------------------
     financial statements required above, a Compliance Certificate in the form of Exhibit C, that has been signed by an officer of the Borrower, which:
     (1) certifies that the statements have been accurately prepared in accordance with generally accepted accounting principles applied consistently with the last annual financial statements provided by the Borrower; (2) certifies that the officer has no knowledge of any event which has or might, after the lapse of time or the giving of notice, or both, constitute an event of default under this Agreement or the Documents, or of any event which would, after the lapse of time or the giving of notice, or both, constitute an event of default under the Agreement or the Documents; and (3) demonstrates that the Borrower remains in compliance with all financial covenants that must be complied with as of the date of the financial statements.

(d)  Notices. Provide the Bank prompt written notice of: (1) any event of
     -------
     default or any event which would, after the lapse of time or the giving of notice, or both, constitute an event of default under the Agreement or any of the Documents; or (2) any future event that would cause the representations and warranties contained in this Agreement to be untrue when applied to the Borrower's circumstances as of the date of such event.

(e)  Additional Information. Provide the Bank with such other information as it
     ----------------------
     may reasonably request, and permit the Bank to visit and inspect its properties and examine its books and records.

6.2  Financial Covenants.

     During the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to comply with the financial covenants described below, which shall be calculated using generally accepted accounting principles consistently applied, except as they may be otherwise modified by the following capitalized definitions

     "EBIT" means pretax earnings from operations before special extraordinary gains, before interest expense, and before miscellaneous gains and losses-including non-cash expenses relating to write-downs, acquisitions, stock option repricing...etc.

     "Tangible Net Worth" means total assets less total liabilities and less the following types of assets: (1) leasehold improvements; (2) receivables and other investments in or amounts due from any shareholder, director, officer, employee or other person or entity related to or affiliated with the Borrower; and (3) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible.

(a)  Total Liabilities to Tangible Net Worth. Maintain a ratio of total
     ---------------------------------------
     liabilities to Tangible Net Worth of not greater than 1.0 to 1.0 as of the end of each fiscal quarter.

(b)  Interest Coverage Ratio. Maintain a ratio of EBIT to interest expense of
     -----------------------
     not less than 2.0 to 1.0 as of the end of each fiscal quarter.

6.3  Other Covenants.

     During the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to

(a)  Additional Borrowings. Refrain from incurring any indebtedness except: (1)
     ---------------------
     trade credit incurred in the ordinary course of business; (2) indebtedness expressly subordinated to the Bank in a writing acceptable to the Bank; (3) indebtedness in existence on the date of this Agreement and disclosed in advance to the Bank in writing; (4) purchase money indebtedness (including capitalized leases) for the acquisition of fixed assets.

(b)  Other Liens, Assignments, and Subordinations. Refrain from allowing any
     --------------------------------------------
     security interest or lien on accounts receivable and inventory that it owns, now or in the future, except: (1) liens, assignments, or subordinations in favor of the Bank; (2) liens, assignments, or subordinations outstanding on the date of this Agreement and disclosed in advance to the Bank in writing; and (3) liens that are imposed by law for obligations for labor or materials not overdue for more than 120 days, such as mechanics', materialmen's, carriers', landlords', and warehousemen's liens, or liens, pledges, or deposits under workers' compensation, unemployment insurance, Social Security, or similar legislation.

(c)  Guaranties. Refrain from assuming, guaranteeing, endorsing or otherwise
     ----------
     becoming contingently liable for any obligations of any other person, except for those guaranties outstanding as of the Effective Date and disclosed to the Bank in writing.

(d)  Sale of Assets. Refrain from selling, during any fiscal year assets with
     --------------
     a cumulative value in excess of $10,000,000.00, other than sales of inventory in the ordinary course of business.

(e)  Form of Organization and Mergers. Refrain from changing its legal form of
     --------------------------------
     organization, or consolidating, merging, pooling, syndicating or otherwise combining with any other entity.

(f)  Books and Records. Maintain adequate books and records, refrain from
     -----------------
     making any material changes in its accounting procedures for tax or other purposes, and permit the Bank to inspect same upon reasonable notice.

(g)  Compliance with Laws. Comply in all material respects with all laws
     --------------------
     applicable to its form of organization, business, and the ownership of its property.

(h)  Preservation of Rights. Maintain and preserve all permits, licenses,
     ----------------------
     rights, privileges, charters and franchises that it now owns.

     These covenants were negotiated by the Bank and Borrower based on information provided to the Bank by the Borrower. A breach of a covenant is an indication that the risk of the transaction has increased. As consideration for any waiver or modification of these covenants, the Bank may require: additional collateral, guaranties or other credit support; higher fees or interest rates; and possible modifications to the Documents and the monitoring of the Agreement. The waiver or modification of any covenant that has been violated by the Borrower shall be made at the sole discretion of the Bank. These options do not limit the Bank's right to exercise its rights under Section 7 of this Agreement.

7.   EVENTS OF DEFAULT AND REMEDIES

7.1  Default

     Upon the occurrence of any one or more of the following events of default, or at any time afterward unless the default has been cured, the Bank may declare the Line to be terminated, and in its discretion accelerate and declare the unpaid principal, accrued interest and all other amounts payable under the Revolving Note and the Documents to be immediately due and payable:


(a) Failure by the Borrower to make any payment of principal or interest due under the Revolving Note which continues for ten (10) days after its due date.

(b) Default by the Borrower in the observance or performance of any covenant or agreement contained in this Agreement, and continuance for more than fifteen (15) days.

(c) Default by the Borrower in the observance or performance of any covenant or agreement contained in any of the Documents (excepting defaults under this Agreement, which are addressed in the preceding paragraph), after giving effect to applicable grace periods, if any.

(d) Default by the Borrower with respect to any indebtedness or obligation owed to the Bank, which is unrelated to any loan or facility subject to the terms of this Agreement, or to any third party creditor, which would allow the maturity of any such indebtedness or obligation to be accelerated.

(e) Any representation or warranty made by the Borrower to the Bank in this Agreement, or any financial statement or report submitted to the Bank by or on behalf of the Borrower before or after the Effective Date is untrue or misleading in any material respect.

(f) Any litigation or governmental proceeding against the Borrower seeking an amount in excess of $10,000,000.00 which is not insured or subject to indemnity by a solvent third party either 1) results in a judgment equal to or in excess of that amount against the Borrower or 2) remains unresolved on the 270th day following the date of service on the Borrower, unless as of that date no judgment has been rendered and the contingent liability arising as a result is classified as "remote" by Borrower's counsel as defined in FASB 5 in a signed opinion addressed to the Bank.

(g) A garnishment, levy or writ of attachment, or any local, state, or federal notice of tax lien or levy is made or issues against the Borrower, or any post judgment process or procedure is commenced or any supplementary remedy for the enforcement of a judgment is employed against the Borrower or the Borrower's property.

(h) A material adverse change occurs in the Borrower's financial condition or ability to repay its obligations to the Bank.

7.2  Immediate Default

     If, with or without the Borrower's consent, a custodian, trustee or receiver is appointed for any of the Borrower's properties, or if a petition is filed by or against the Borrower under the United States Bankruptcy Code, or the Borrower is dissolved, liquidated, or winds up its business then the Line shall immediately terminate without notice, and the unpaid principal, accrued interest, and all other amounts payable under the Revolving Note and the Documents shall become immediately due and payable without notice or demand.


8.   MISCELLANEOUS

(a)  No Waiver; Cumulative Remedies. No failure or delay by the Bank in
     ------------------------------
     exercising any rights under this Agreement shall be deemed a waiver of those rights. The remedies provided for in this Agreement and the Documents are cumulative and not exclusive of any remedies provided by law.

(b)  Amendments or Modifications. Any amendment or modification of this
     ---------------------------
     Agreement must be in writing and signed by the Bank and Borrower. Any waiver of any provision in this Agreement must be in writing and signed by the Bank.

(c)  Binding Effect: Assignment. This Agreement and the Documents are binding
     --------------------------
     on the successors and assigns of the Borrower and Bank. The Borrower may not assign its rights under this Agreement and the Documents without the Bank's prior written consent. The Bank may sell participations in or assign this Agreement and the Documents and exchange financial information about the Borrower with actual or potential participants or assignees.

(d)  Wisconsin Law. This Agreement and the Documents shall be governed by the
     -------------
     substantive laws (other than conflict of laws) of the State of Wisconsin, and the Bank and Borrower consent to the personal jurisdiction of the state and federal courts located in the State of Wisconsin.

(e)  Severability of Provisions. If any part of this Agreement or the Documents
     --------------------------
     are unenforceable, the rest of this Agreement or the Documents may still be enforced.

(f)  Integration. This Agreement and the Documents describe the entire
     -----------
     understanding and agreement of the parties and supersede all prior agreements between the Bank and the Borrower relating to each credit facility subject to this Agreement, whether verbal or in writing, and may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. In the event of any inconsistency between the Agreement and the Documents, inconsistent terms shall, where possible, be construed as conferring cumulative rights and remedies upon the Bank, and, to the extent that such construction is not possible, the terms of this Agreement shall govern.

Address for notices to Bank:                Address for notices to Borrower:


  Norwest Bank Wisconsin,                   Planar Systems, Inc.
  National Association                      1400 N.W. Compton Drive
  100 East Wisconsin Avenue                 Milwaukee, WI  53202
  Attention:  Stephen Mayer,                Attention:  Mark Ceciliani,
              Vice President                            Controller


  NORWEST BANK WISCONSIN,                   PLANAR SYSTEMS, INC.
  NATIONAL ASSOCIATION

  By: ________________________              By: ____________________________

  Its ________________________              Its ____________________________

                                            By: ____________________________


                                            Its

                                   EXHIBIT A

                       CONDITIONS PRECEDENT AND SECURITY


Note

The Revolving Note

Authorization

Certificate of Authority of Borrower. A Certificate of Authority executed by
------------------------------------
such person or persons authorized by the Borrower's organizational documents and/or agreements to do so, certifying the incumbency and signatures of the officers or other persons authorized to execute the Documents, and authorizing the execution of the Documents and performance in accordance with their terms.

Organization

Articles of Incorporation and By-Laws. A recently certified copy of the
-------------------------------------
Borrower's Articles of Incorporation and By-laws, and any amendments, if applicable.

Certificate of Good Standing. A recently certified copy of the Borrower's
----------------------------
Certificate of Good Standing.

Other

Arbitration Agreement. The Bank's standard form of Arbitration Agreement
---------------------
signed by the Bank and Borrower, subjecting potential controversies between them to binding arbitration, including but not limited to those relating to the Documents and this Agreement.

Evidence of Insurance. Evidence that the Borrower has obtained all insurance
---------------------
coverage required by this Agreement, and that the Bank has been named as the beneficiary of such policy or policies of insurance.

Intercreditor Agreement. An executed intercreditor agreement between the Bank
-----------------------
and U.S. Bank, in form and substance acceptable to the Bank, whereby the Bank and U.S. Bank agree to refrain from encumbering the Borrower's property, and other intercreditor matters customary to a two bank lending relationship.

                                   EXHIBIT B

                        REPRESENTATIONS AND WARRANTIES


Organizational Status. The Borrower is a corporation duly formed and in good
---------------------
standing under the laws of the State of Oregon.

Authorization. The execution and delivery of the Documents is within the
-------------
Borrower's powers, has been duly authorized by the Borrower and does not conflict with any of the Borrower's organizational documents or any other agreement by which the Borrower is bound, and has been signed by all persons authorized and required to do so under its organizational documents.

Financial Reports. The Borrower has provided the Bank with the Borrower's
-----------------
annual audited financial statement dated September 30, 1998 and its interim financial statement dated March 31, 1999, and these statements fairly represent the financial condition of the Borrower as of their respective dates and were prepared in accordance with generally accepted accounting principles consistently applied.

Litigation. There is no litigation or governmental proceeding pending or
----------
threatened against the Borrower which could have a material adverse effect on the Borrower's financial condition or business.

Taxes. The Borrower has paid when due all federal, state and local taxes.
-----

No Default. There is no event which is, or with notice or the lapse of time
----------
would be, an event of default under this Agreement.

ERISA. The Borrower is in compliance in all material respects with the
-----
Employee Retirement Income Security Act of 1974 and has received no notice to the contrary from the Pension Benefit Guaranty Corporation or any related governmental entity.

                     Norwest Bank Wisconsin,
                     National Association                       Revolving Note
================================================================================


$10,000,000.00                                                   July 29, 1999

FOR VALUE RECEIVED, Planar Systems, Inc. (the "Borrower") promises to pay to the order of Norwest Bank Wisconsin, National Association (the "Bank"), at its principal office or such other address as the Bank or holder may designate from time to time, the principal sum of TEN MILLION AND 00/100 DOLLARS ($10,000,000.00), or the amount shown on the Bank's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rate(s) defined below. Absent manifest error, the Bank's records shall be conclusive evidence of the principal and accrued interest owing hereunder.

INTEREST RATES

Base Rate Option.   Unless the Borrower chooses the Fixed Rate Option defined
below, the principal balance outstanding under this Revolving Note shall bear interest at an annual rate equal to the Base Rate, floating (the "Base Rate Option"). Base Rate means the rate of interest established by the Bank from time to time as its "base" or "prime" rate of interest at its principal office in Milwaukee.

Fixed Rate Option.   Subject to the terms and conditions of the Agreement, the
Borrower may elect that all or portions of the principal balance of this Revolving Note bear interest at the LIBOR Rate or Fed Funds Rate plus 1.0% (the "Fixed Rate Option"). Specific reference is made to Section 3.2 of the Agreement for terms governing the designation of interest periods and rate portions.

The Fed Funds Rate shall be computed in accordance with the following formula.

     Fed Funds Rate =      Fed Funds Rate
                          ---------------
                          1.00 - Reserve Requirement
     Where,


          (1)"Fed Funds Rate" means the Bank's cost of funds as determined by the Bank's Treasury Division, based upon the average rate at which excess balances in reserve accounts held at Federal Reserve Banks may be purchased for a term equal to the applicable Fixed Rate Period and in an amount equal to the Fixed Rate Portion at the time of determination on the domestic interbank market.

          (2) "LIBOR Rate" means the Bank's cost of funds as determined by the Bank's Treasury Division, based upon the average rate at which U.S. Dollar deposits with a term equal to the applicable Fixed Rate Period and in an amount equal to the Fixed Rate Portion are available to the Bank at the time of determination on the London interbank market.


          (3) "Reserve Requirement" means the Federal Reserve System requirement (expressed as a percentage) applicable to the dollar deposits used in calculating the Fixed Funds Rate above.

INTEREST AFTER MATURITY.   The unpaid principal balance and interest due under
this Revolving Note after maturity (whether this Revolving Note matures by demand, acceleration or lapse of time) shall bear interest until paid at the Base Rate, floating.

REPAYMENT TERMS.   Interest accruing under the Base Rate Option shall be payable on the last day of each month, beginning July 31, 1999. Interest accruing under the Fixed Rate Option shall be payable at the end of Fixed Rate Interest Period or the last day of each month, whichever is earlier. Principal, and any unpaid interest, shall be payable in a single payment due on July 1, 2000.

PREPAYMENT AND PREPAYMENT FEE.   The Borrower may prepay principal accruing
interest under the Base Rate Option at any time without penalty. Each prepayment of principal accruing interest at the Fixed Rate Option, whether voluntary or by reason of acceleration, shall be accompanied by a prepayment fee equal to the amount of interest that would have accrued on the amount of principal prepaid from the date of prepayment or its maturity or repricing date, at an annual rate equal to (1) the optional rate then in effect under this Revolving Note on the principal being prepaid, less (2) the yield (including interest and discount) on a United States Treasury Security of comparable term that could be purchased on the date of prepayment with a maturity on (or about) the maturity or repricing date, discounted to its present value using the yield on the replacement security as a discount factor, discounted monthly; provided, however, that no prepayment fee shall be due (and no credit or rebate required) if the yield described in clause (2) exceeds the rate described in clause (1).

Each prepayment shall be applied in inverse order of maturity or as the Bank in its sole discretion may deem appropriate. Such prepayment shall not excuse the Borrower from making subsequent payments in the order agreed to above until the indebtedness is paid in full.

ADDITIONAL TERMS AND CONDITIONS. This Revolving Note is issued pursuant to a Credit Agreement of even date between the Bank and the Borrower (the "Agreement"). The Agreement, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this Revolving Note by reference. Capitalized terms not expressly defined herein shall have the meanings given them in the Agreement. The Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Bank if this Revolving Note is not paid as provided above. This Revolving Note shall be governed by the substantive laws of the State of Wisconsin.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. Borrower and any other person who signs, guarantees or endorses this Revolving Note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this Revolving Note.

PLANAR SYSTEMS, INC.

By:  _____________________________

Its: _____________________________

By:  _____________________________

Its: _____________________________

                     Norwest Bank Wisconsin,
                     National Association                 Arbitration Agreement
================================================================================

Norwest Bank Wisconsin,                               Planar Systems, Inc.
  National Association                                1400 N.W. Compton Drive
100 East Wisconsin Avenue                             Beaverton, Oregon  97006
Milwaukee, Wisconsin  53202                           (the "Customer")
(the "Bank")

July 29, 1999

1. Agreement to Arbitrate. The Bank and Borrower agree to submit to binding arbitration by the American Arbitration Association (the "AAA") of all claims, disputes and controversies (whether in tort, contract, or otherwise, except "core proceedings" under the U.S. Bankruptcy Code) arising between themselves and their respective employees, officers, directors, attorneys and other agents, which relate in any way without limitation to existing and future loans and extensions of credit or requests for additional credit, including by way of example but not by way of limitation the negotiation, collateralization, administration, repayment, modification, default, termination and enforcement of such loans or extensions of credit.

2. Rules Governing Arbitration. Arbitration under this Agreement will be governed by the Federal Arbitration Act and proceed in Milwaukee, Wisconsin in accordance with AAA Rules.

3. Selection of Arbitrator. Arbitration will be conducted before a single neutral arbitrator selected in accordance with AAA Rules and who shall be an attorney who has practiced commercial law for at least ten years.

4. Statutes of Limitation and Procedural Issues. The arbitrator will determine whether an issue is arbitratable and will give effect to applicable statutes of limitation. Judgment upon the arbitrator's award may be entered in any court having jurisdiction. The arbitrator has the discretion to decide, upon documents only or with a hearing, any motion to dismiss for failure to state a claim or any motion for summary judgment. The institution and maintenance of an action for judicial relief or for any provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

5. Discovery. Discovery will be governed by the Wisconsin Rules of Civil Procedure. Discovery must be completed at least 20 days before the hearing date and within 180 days of the commencement of arbitration. Each request for an extension and all other discovery disputes will be determined by the arbitrator upon a showing that the request is essential for the party's presentation and that no alternative means for obtaining information are available during the initial discovery period.

6. Exceptions to Arbitration. This Agreement does not limit the right of either party to a) foreclose against real or personal property collateral;
     b) exercise self-help remedies such as setoff or repossession; c) obtain provisional remedies such as replevin, injunctive relief, attachment or the appointment of a receiver during the pendency or before or after any arbitration proceeding; or d) obtain a cognovit judgment, if available. These exceptions do not constitute a waiver of the right or obligation of either party to submit any dispute to arbitration, including those arising from the exercise of these remedies.

7. Arbitration Costs and Fees. The arbitrator will award costs and expenses in accordance with the provisions of the documents evidencing each loan or extension of credit.


NORWEST BANK WISCONSIN,                   PLANAR SYSTEMS, INC.
NATIONAL ASSOCIATION

By:__________________________             By:___________________________

Its__________________________             Its___________________________

                                          By:___________________________

                                          Its___________________________


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